Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-162083

Prospectus Supplement dated May 27, 2010
(To Prospectus dated September 23, 2009)

To Persons Participating and Eligible to Participate in the Dividend Reinvestment and Common Stock Purchase Plan of Omega Healthcare Investors, Inc.:

This is a prospectus supplement to the Prospectus dated September 23, 2009 (the “Prospectus”), which relates to the Dividend Reinvestment and Common Stock Purchase Plan (the “Plan”) of Omega Healthcare Investors, Inc. (“Omega”).

Change of Plan Administrator

Effective May 27, 2010, Omega appointed Registrar and Transfer Company as its new “Plan administrator.”  Registrar and Transfer Company replaces Computershare Trust Company N.A. as Plan administrator. All references in the Prospectus to “Computershare” or the “Plan administrator” are deemed to refer to Registrar and Transfer Company.

Inquiries about the Plan or your participation in the Plan

You may contact Registrar and Transfer Company by letter, telephone or online at the following:

Registrar and Transfer Company
Attn: Dividend Reinvestment Department
P.O. Box 664
Cranford, New Jersey 07016
(800) 368-5948
www.rtco.com

This letter constitutes part of your Prospectus for the Plan and we suggest that you retain it for future reference.